As filed with the Securities and Exchange Commission on May 19, 2017.

Registration No. 333-__________
___________________________________________________________________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
______________________________

STAGE STORES, INC.
(Exact name of registrant as specified in its charter)

Nevada	91-1826900
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2425 West Loop South, Houston, Texas	77027
(Address of Principal Executive Offices)	(Zip Code)

STAGE STORES 2017 LONG-TERM INCENTIVE PLAN
(Full title of the plan)

Chadwick P. Reynolds
Executive Vice President, Chief Legal Officer and Secretary
Stage Stores, Inc.
2425 West Loop South
Houston, Texas 77027
(Name and address of agent for service)

(800) 579-2302
(Telephone number, including area code, of agent For service)
Copies to: Philip B. Sears, Esq. McAfee & Taft, P.C. 211 North Robinson Oklahoma City, OK 73102
__________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☑
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 7(a)(2)(B)of the Securities Act.
___________________________________

Calculation of Registration Fee
Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value	1,365,654	$2.19 (2)	$2,990,782.26 (2)	$346.64

(1)
In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 also covers an indeterminate number of shares of common stock, $0.01 par value per share (the “Common Stock”), of Stage Stores, Inc. (the “Registrant”) that may be necessary to adjust the number of shares of Common Stock reserved for delivery under the Stage Stores 2017 Long-Term Incentive Plan (the “Plan”) in accordance with the anti-dilution provisions of the Plan as a result of a stock split, stock dividend, recapitalization or other similar transaction or adjustment affecting the Common Stock of the Registrant as specified in those anti-dilution provisions.

(2)
Estimated solely for the purpose of calculating the aggregate offering price and the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act and computed on the basis of the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on May 16, 2017.

EXPLANATORY NOTE

Stage Stores, Inc. (“Registrant,” “Corporation,” “Company,” ”we,” “us” or “our”) has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act to register shares of its Common Stock issuable pursuant to the Stage Stores 2017 Long-Term Incentive Plan (“Plan”). If and when our shareholders approve the Plan, no further grant may be made under the Stage Stores, Inc. Second Amended and Restated 2008 Equity Incentive Plan (“Prior Plan”). A total of 1,365,654 shares are available for delivery under the Plan, including (i) 1,300,000 newly authorized shares and (ii) 65,654 shares previously registered on Form S-8 pursuant to Registration Statement No. 333-176094 filed on August 5, 2011 that were available for issuance under the Prior Plan. In addition, in accordance with the Plan, any shares that are subject to outstanding awards under the Prior Plan that cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares of Common Stock), including, but not limited to, shares withheld to satisfy taxes related to any such awards that are not stock options or stock appreciation rights, will become available for issuance under the Plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (“Securities Act”). Those documents are not being filed with the Securities and Exchange Commission (“Commission”) either as part of this Registration Statement on Form S-8 (“Registration Statement”) or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Those documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
We hereby incorporate by reference into this Registration Statement the following documents that we have filed with the Commission pursuant to the Securities Exchange Act of 1934 (“Exchange Act”):

•	Our Annual Report on Form 10-K for the fiscal year ended January 28, 2017, that we filed on April 3, 2017.

•	Our Current Reports on Form 8-K that we filed on February 21, 2017, March 2, 2017, March 9, 2017, March 23, 2017, March 30, 2017, and April 7, 2017.

•
The description of our Common Stock contained in the Registration Statement on Form 10 that we filed on October 29, 2001, as amended on December 13, 2001 and December 21, 2001, and the Registration Statement on Form 8-A that we filed on February 27, 2006, pursuant to Section 12(b) of the Exchange Act, together with any subsequent registration statement or report filed for the purpose of updating such description.

All documents that we may file with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of those documents.
Pursuant to General Instruction B of Form 8-K, any information furnished pursuant to Item 2.02 (Results of Operations and Financial Condition) or Item 7.01 (Regulation FD Disclosure) of Form 8-K is not deemed to be “filed” for purposes of Section 18 of the Exchange Act, and the Registrant is not incorporating by reference any information furnished pursuant to Item 2.02 or Item 7.01, or any exhibits relating to Item 2.02 or Item 7.01, into this Registration Statement.
Any statement contained in a document incorporated or deemed to be incorporated herein by reference, or contained in this Registration Statement, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not Applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.

Item 6. Indemnification of Directors and Officers.
Nevada Revised Statures
Section 78.7502 of the Nevada Revised Statutes (“NRS”) governs indemnification by a Nevada corporation and provides as follows:
1.A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person:
(a)     Is not liable pursuant to NRS 78.138; or
(b)     Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.
The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that the conduct was unlawful.
2.A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person:
(a)     Is not liable pursuant to NRS 78.138; or
(b)     Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.
Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.
3.To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.
Amended and Restated Bylaws
Article 5 of our Amended and Restated Bylaws dated September 15, 2016 (“Bylaws”) governs indemnification by the Registrant and provides as follows:
5.1    Indemnification Respecting Third Party Claims. The Corporation (as defined in Section 5.13 below), to the full extent and in a manner permitted by Nevada law as in effect from time to time, shall indemnify, in accordance with the provisions of this Article, any person (including the heirs, executors, administrators or estate of any such person) who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (including any appeal thereof), whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation or by any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which the Corporation owns, directly or indirectly through one or more other entities, a majority of the voting power or otherwise possesses a similar degree of control), by reason of the fact that such person is or was a director or officer, of the Corporation, or is or was serving at the request of the Corporation as a director, officer, member, manager, partner, trustee or fiduciary (a “Subsidiary Officer”) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (any such entity for which a Subsidiary Officer so serves, an “Associated Entity”), against expenses, including attorneys’ fees and disbursements, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person is not liable pursuant to Section 78.138 of the Statutes, or acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful; provided, however, that (i) the Corporation shall not be obligated to indemnify a person who is or was a director or officer of the Corporation or a Subsidiary Officer of an Associated Entity against expenses incurred in connection with an action, suit, proceeding or investigation to which such person is threatened to be made a party but does not become a party unless the incurring of such expenses was authorized by or under the authority of the Board of Directors (as defined in Section 5.13 below) and (ii) the Corporation shall not be obligated to indemnify against any amount paid in settlement unless the Board of Directors has consented to such settlement. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person (i) is liable pursuant to Section 78.138 of the Statutes or (ii) did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, or with respect to any criminal action or proceeding, that such person had reasonable cause to believe that their conduct was unlawful. Notwithstanding anything to the contrary in the foregoing provisions of this Section 5.1, a person shall not be entitled, as a matter of right, to indemnification pursuant to this Section 5.1 against costs or expenses incurred in connection with any action, suit or proceeding commenced by such person against the Corporation or any Associated Entity or any person who is or was a director, officer or fiduciary of the Corporation or a Subsidiary Officer of any Associated Entity (including, without limitation, any action, suit or proceeding commenced by such person to enforce such person’s rights under this Article, unless and only to the extent that such person is successful on the merits of such claim), but such indemnification may be provided by the Corporation in a specific case as permitted by Section 5.7 below.
5.2    Indemnification Respecting Derivative Claims. The Corporation, to the full extent and in a manner permitted by Nevada law as in effect from time to time, shall indemnify, in accordance with the provisions of this Article, any person (including the heirs, executors, administrators or estate of any such person) who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action or suit (including any appeal thereof) brought in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving as a Subsidiary Officer of an Associated Entity, against expenses (including attorneys’ fees and disbursements) and costs actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person is not liable pursuant to Section 78.138 of the Statutes, or acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom to be liable to the Corporation unless, and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses and costs as a court of competent jurisdiction or such other court shall deem proper; provided, however, that the Corporation shall not be obligated to indemnify a director or officer of the Corporation or a Subsidiary Officer of an Associated Entity against expenses incurred in connection with an action or suit to which such person is threatened to be made a party but does not become a party unless the incurrence of such expenses was authorized by or under the authority of the Board of Directors. Notwithstanding anything to the contrary in the foregoing provisions of this Section 5.2, a person shall not be entitled, as a matter of right, to indemnification pursuant to this Section 5.2 against costs and expenses incurred in connection with any action or suit in the right of the Corporation commenced by such person, but such indemnification may be provided by the Corporation in any specific case as permitted by Section 5.7 below.
5.3    Determination of Entitlement to Indemnification. Any indemnification to be provided under either of Sections 5.1 or 5.2 above (unless ordered by a court of competent jurisdiction or advanced as provided in Section 5.5 below) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper under the circumstances. Such determination must be made (i) by a majority vote of a quorum of shareholder, (ii) by the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (iii) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or (iv) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion. In the event a request for indemnification is made by any person referred to in Sections 5.1 or 5.2 above, the Corporation shall use its reasonable best efforts to cause such determination to be made not later than sixty (60) days after such request is made after the final disposition of such action, suit or proceeding.

5.4    Right to Indemnification upon Successful Defense and for Service as a Witness.
5.4.1    Notwithstanding the other provisions of this Article, to the extent that a present or former director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in either of Sections 5.1 or 5.2 above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees and disbursements) and costs actually and reasonably incurred by such person in connection therewith without the necessity of the determination described in Section 5.3 above.
5.4.2    To the extent any person who is or was a director or officer of the Corporation or a Subsidiary Officer of an Associated Entity has served or prepared to serve as a witness in, but is not a party to, any action, suit or proceeding (whether civil, criminal, administrative, regulatory or investigative in nature), including any investigation by any legislative or regulatory body or by any securities or commodities exchange of which the Corporation or an Associated Entity is a member or to the jurisdiction of which it is subject, by reason of their services as a director or officer of the Corporation, or their service as a Subsidiary Officer of an Associated Entity (assuming such person is or was serving as a Subsidiary Officer of such Associated Entity), the Corporation may indemnify such person against expenses (including attorneys’ fees and disbursements) and out-of-pocket costs actually and reasonably incurred by such person in connection therewith and, if the Corporation has determined to so indemnify such person, shall use its reasonable best efforts to provide such indemnity within sixty (60) days after receipt by the Corporation from such person of a statement requesting such indemnification, averring such service and reasonably evidencing such expenses and costs; it being understood, however, that the Corporation shall have no obligation under this Article to compensate such person for such person’s time or efforts so expended.
5.5    Advance of Expenses.
5.5.1    Expenses and costs incurred by any present or former director or officer of the Corporation  in defending a civil or criminal action, suit or proceeding shall, to the extent permitted by law, be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking in writing by or on behalf of such person to repay such amount if it shall ultimately be determined by a court of competent jurisdiction that such person is not entitled to be indemnified by the Corporation as authorized by this Article.
5.5.2    Expenses and costs incurred by any other person referred to in Sections 5.1 or 5.2 above in defending a civil, criminal, administrative, regulatory or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by or under the authority of the Board of Directors upon receipt of an undertaking in writing by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation in respect of such costs and expenses as authorized by this Article and subject to any limitations or qualifications provided by or under the authority of the Board of Directors.
5.6    Notice of Action; Assumption of the Defense. Promptly after receipt by any person referred to in Sections 5.1, 5.2 or 5.5 above of notice of the commencement of any action, suit or proceeding in respect of which indemnification or advancement of expenses may be sought under any such Section, such person (the “Indemnitee”) shall notify the Corporation thereof. The Corporation shall be entitled to participate in the defense of any such action, suit or proceeding and, to the extent that it may wish, except in the case of a criminal action or proceeding, to assume the defense thereof with counsel chosen by it. If the Corporation shall have notified the Indemnitee of its election so to assume the defense, it shall be a condition of any further obligation of the

Corporation under such Sections to indemnify the Indemnitee with respect to such action, suit or proceeding that the Indemnitee shall have provided an undertaking in writing to repay all legal or other costs and expenses subsequently incurred by the Corporation in conducting such defense if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified in respect of the costs and expenses of such action, suit or proceeding by the Corporation as authorized by this Article or under separate agreement as authorized by Section 5.7 below. Notwithstanding anything in this Article to the contrary, after the Corporation shall have notified the Indemnitee of its election so to assume the defense, the Corporation shall not be liable under such Sections for any legal or other costs or expenses subsequently incurred by the Indemnitee in connection with the defense of such action, suit or proceeding, unless (a) the parties thereto include both (i) the Corporation and the Indemnitee, or (ii) the Indemnitee and other persons who may be entitled to seek indemnification or advancement of expenses under any such Section and with respect to whom the Corporation shall have elected to assume the defense, and (b) the counsel chosen by the Corporation to conduct the defense shall have determined, in their sole discretion, that, under applicable standards of professional conduct, a conflict of interest exists that would prevent them from representing both (i) the Corporation and the Indemnitee, or (ii) the Indemnitee and such other persons, as the case may be, in which case the Indemnitee may retain separate counsel at the expense of the Corporation to the extent provided in such Sections and Section 5.3 above.
5.7    Indemnification Not Exclusive. The provision of indemnification to or the advancement of expenses and costs to any person under this Article, or the entitlement of any person to indemnification or advancement of expenses and costs under this Article does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in such person’s official capacity or an action in another capacity while holding such person’s office, it being the policy of the Corporation that indemnification of the persons specified in Sections 5.1 and 5.2 above shall be made to the fullest extent permitted by law.
5.8    Corporate Obligations; Reliance. The provisions of Sections 5.1, 5.2, 5.4.1 and 5.5.1 above shall be deemed to create a binding obligation on the part of the Corporation to the directors and officers of the Corporation, and the persons who are serving as Subsidiary Officers of Associated Entities, on the effective date of this Article and persons thereafter elected as directors and officers of the Corporation, or serving as Subsidiary Officers of Associated Entities (including persons who served as directors or officers of the Corporation or served as Subsidiary Officers of Associated Entities on or after such date but who are no longer so serving at the time they present claims for advancement of expenses or indemnity), and such persons in acting in their capacities as directors or officers of the Corporation, or serving as Subsidiary Officers of any Associated Entity, shall be entitled to rely on such provisions of this Article.
5.9    Further Changes. Neither the amendment nor repeal of this Article, nor the adoption of any provision of the Articles of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of such provisions in respect of any act or omission or any matter occurring prior to such amendment, repeal or adoption of an inconsistent provision regardless of when any cause of action, suit or claim relating to any such matter accrued or matured or was commenced, and such provision shall continue to have effect in respect of such act, omission or matter as if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.
5.10    Successors. The right, if any, of any person who is or was a director or officer of the Corporation, or is or was serving as a Subsidiary Officer of an Associated Entity, to indemnification or advancement of expenses under Sections 5.1 through 5.9 above shall continue after such person shall have ceased to be a director or officer of the Corporation or a Subsidiary Officer of an Associated Entity and shall inure to the benefit of the heirs, distributees, executors, administrators and other legal representatives of such person.

5.11    Insurance.
5.11.1    The Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director or officer of the Corporation, or is or was serving as a Subsidiary Officer of any Associated Entity, against any liability asserted against such person and liability and expenses incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability and expenses.
5.11.2    The other financial arrangements made by the Corporation pursuant to Section 5.11.1 may include the following: (a) the creation of a trust fund; (b) the establishment of a program of self-insurance; (c) the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the Corporation; and (d) the establishment of a letter of credit, guaranty or surety. No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.
5.11.3    Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the Corporation or any other person approved by the Board of Directors, even if all or part of the other person’s stock or other securities is owned by the Corporation.
5.11.4    In the absence of fraud: (a) the decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this Section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and (b) the insurance or other financial arrangement (i) is not void or voidable, and (ii) does not subject any director approving it to personal liability for his action, even if, in either case, a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.
5.12    Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation and Associated Entities similar to those conferred in this Article to directors and officers of the Corporation.
5.13    Definitions of Certain Terms. For purposes of this Article, (i) references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued; (ii) references to the “Board of Directors” shall mean the board of directors of the Corporation; (iii) references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; (iv) references to “a director or officer of the Corporation” or to “serving as a Subsidiary Officer” shall also include any service as a director, officer, employee or agent of the Corporation or any Associated Entity which service imposes duties on, or involves services by, such person with respect to any employee benefit plan, its participants, or beneficiaries; and (v) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article.
Stage Stores 2017 Long-Term Incentive Plan
Section 24.21 of the Plan addresses indemnification of our Board of Directors (“Board”), members of the Board committees responsible for administering the Plan and certain of our officers and provides as follows:
24.21 Indemnification. To the maximum extent permitted under applicable law and the Company’s articles of incorporation and bylaws, each person who is or shall have been a member of the Board, a committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3 (Administration), shall be indemnified and held harmless by the Company against and from any (a) loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s prior written approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her; provided, however, that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s articles of incorporation or bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.
Indemnity Agreements
NRS 78.7502 and 78.751 (“Indemnification Statutes”) empower the Corporation to indemnify and advance expenses to its officers, directors, employees and agents by agreement and to indemnify and advance expenses to persons who serve, at the request of the Corporation, as directors, officers, employees, or agents of other corporations or enterprises and expressly provide that the indemnification provided by the Indemnification Statutes is not exclusive.
We have entered into Indemnity Agreements with our directors and certain of our officers requiring us to indemnify those persons to the fullest extent permitted by the Bylaws.
Insurance
Section     5.11 of the Bylaws provides that the Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director or officer of the Corporation, or is or was serving as a Subsidiary Officer of any Associated Entity (as those terms are defined in the Bylaws), against any liability asserted against such person and liability and expenses incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability and expenses.
We maintain insurance coverage relating to certain liabilities of directors and officers.
Item 7. Exemption from Registration Claimed.
Not applicable.
Item 8. Exhibits.
The following documents are filed with or incorporated by reference into this Registration Statement:

Exhibit Number	Description
4.1
Amended and Restated Articles of Incorporation of Stage Stores, Inc. dated June 7, 2007 are incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on September 12, 2007 (Commission File No. 1-14035).

4.2
Amended and Restated Bylaws of Stage Stores, Inc. dated September 15, 2016 are incorporated by reference to Exhibit 3 to the Registrant’s Quarterly Report on Form 10-Q filed on December 8, 2016 (Commission File No. 1-14035).

4.3	Form of Indemnity Agreement is incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q filed on December 8, 2016 (Commission File No. 1-14035).

4.4*	Stage Stores 2017 Long-Term Incentive Plan.

5.1*	Opinion of McAfee & Taft A Professional Corporation regarding the legality of the securities being registered.

23.1*	Consent of Independent Registered Public Accounting Firm - Deloitte & Touche LLP.

23.2*	Consent of McAfee & Taft A Professional Corporation (included in Exhibit 5.1)

24.1*	Power of Attorney.

        ______________________________________
         * Filed electronically herewith.
Item 9. Undertakings.
A. The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Part II, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
[Remainder of page intentionally left blank; signatures on following page.]

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 19, 2017.

STAGE STORES, INC.

	By:	/s/ Michael L. Glazer
Michael L. Glazer
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 19, 2017.

Signature		Title
/s/ Michael L. Glazer		President and Chief Executive Officer (Principal
Michael L. Glazer		Executive Officer), Director

/s/ / Oded Shein		Executive Vice President, Chief Financial Officer and
Oded Shein		Treasurer (Principal Financial Officer)

/s/ Richard E. Stasyszen		Senior Vice President, Finance and Controller
Richard E. Stasyszen		(Principal Accounting Officer)

/s/ Alan J. Barocas*		Director
Alan J. Barocas

/s/ Elaine D. Crowley*		Director
Elaine D. Crowley

/s/ Diane M. Ellis*		Director
Diane M. Ellis

/s/ Earl J. Hesterberg*		Director
Earl J. Hesterberg

/s/ Lisa R. Kranc*		Director
Lisa R. Kranc

/s/ William J. Montgoris*		Director
William J. Montgoris

/s/ C. Clayton Reasor*		Director
C. Clayton Reasor

* The above-named directors of the Registrant sign this Registration Statement by Michael L. Glazer, their attorney-in-fact, pursuant to the Power of Attorney signed by each of the above-named directors, which Power of Attorney is filed with this Registration Statement on Form S-8 all in the capacities indicated and on May 15, 2017.

By: /s/ Michael L. Glazer
Michael L. Glazer
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description
4.1
Amended and Restated Articles of Incorporation of Stage Stores, Inc. dated June 7, 2007 are incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on September 12, 2007 (Commission File No. 1-14035).

4.2
Amended and Restated Bylaws of Stage Stores, Inc. dated September 15, 2016 are incorporated by reference to Exhibit 3 to the Registrant’s Quarterly Report on Form 10-Q filed on December 8, 2016 (Commission File No. 1-14035).

4.3	Form of Indemnity Agreement is incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q filed on December 8, 2016 (Commission File No. 1-14035).

4.4*	Stage Stores 2017 Long-Term Incentive Plan.

5.1*	Opinion of McAfee & Taft A Professional Corporation regarding the legality of the securities being registered.

23.1*	Consent of Independent Registered Public Accounting Firm - Deloitte & Touche LLP.

23.2*	Consent of McAfee & Taft A Professional Corporation (included in Exhibit 5.1)

24.1*	Power of Attorney.

______________________________________
* Filed electronically herewith.